Exhibit 99.1

Lennar Corporation Purchases an Additional 66 Lots at Soundview Estates from Harbor Custom Development, Inc.

Gig Harbor, Washington, Nov. 09, 2020 (GLOBE NEWSWIRE) — Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ:HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that it has closed on the Phase 3 sale of 66 residential lots at Soundview Estates in Bremerton, Washington to Lennar Northwest, Inc., a subsidiary of the Lennar Corporation, for $7,788,000.

Harbor has now announced the completion of infrastructure improvements on a total of 152 lots at Soundview Estates, of which 127 have been purchased by Lennar for single family home construction. Lennar had previously closed on Phase 1 and 2 together totaling 61 lots from Harbor in December of 2019.

Soundview Estates is a 240-lot subdivision offering spectacular views of the Olympic Mountains, Mt. Rainier, the Seattle Skyline, and Puget Sound. Soundview Estates is less than a ten-minute drive to the Seattle Ferry and the Kitsap Naval Shipyard.

Soundview Estates can be seen at: https://vimeo.com/453127877.

“Once again, we are excited to complete this transaction with Lennar and anticipate they will continue to build fine quality single family homes that capture the beauty and magnificence of the Pacific Northwest offered at Soundview Estates,” stated Sterling Griffin, President and CEO of Harbor. “Lennar has already demonstrated that their vision of this community aligns with ours and we are pleased with their plans to complete the work Harbor began on these scenic lots at Soundview Estates.”

About Lennar Corporation

Lennar Corporation, founded in 1954, is one of the nation’s leading builders of quality homes for all generations. Lennar builds affordable, move-up and active adult homes primarily under the Lennar brand name. Lennar’s Financial Services segment provides mortgage financing, title and closing services primarily for buyers of Lennar’s homes and, through LMF Commercial, originates mortgage loans secured primarily by commercial real estate properties throughout the United States. Lennar’s Multifamily segment is a nationwide developer of high-quality multifamily rental properties. LenX drives Lennar’s technology, innovation and strategic investments. For more information about Lennar, please visit www.lennar.com.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc., DBA Harbor Custom Homes®, is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. Harbor has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com
866-744-0974